                                                                     EXHIBIT 3.1

                           CERTIFICATE OF AMENDMENT
                                      TO
                         CERTIFICATE OF INCORPORATION
                                      OF
                               ENI HOLDING CORP.
                         -----------------------------


     ENI HOLDING CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation by the unanimous written consent of its members adopted a resolution proposing and declaring advisable the following amendments to the Certificate of Incorporation of the
Corporation:

     RESOLVED, that Article First of the Corporation's Certificate of Incorporation be amended to read as follows:

     "FIRST: The name of the Corporation is Elgin National Industries, Inc."

     RESOLVED, that Article Fourth of the Corporation's Certificate of Incorporation be amended to read in its entirety as follows:

     "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 573,678, consisting solely of:

          550,000 shares of preferred stock, $1.00 par value per shares (the "Preferred Stock"); and

          23,678 shares of Class A Voting Common Stock, $0.01 par value per share (the "Common Stock").

     As used in this Article Fourth:

     "Dividend Payment Date" has the meaning set forth in Part A, Section 1.1(a) of this Article Fourth.

     "Junior Stock" has the meaning set forth in Part A, Section 1.1(b) of this Article Fourth.

     "Liquidation" has the meaning set forth in Part A, Section 1.2(a) of this Article Fourth.

     "Liquidation Value" has the meaning set forth in Part A, Section 1.2(a) of this Article Fourth.

     "Person" means an individual, partnership, corporation, association, trust, joint venture, limited liability company, unincorporated organization, or any government, governmental department or agency or political subdivision thereof.

     "Redemption Event" means either (a) the occurrence of any liquidation, merger, or consolidation of the Corporation or sale of the majority of the Corporation's assets or any other similar corporate actions pursuant to which any holder of Common Stock (or the Corporation) receives cash, securities or other property or any transaction in which the Corporation is acquired by purchase of a majority of its Common Stock, or (b) the occurrence of any public offering of Common Stock under the Securities Act of 1933, as amended.

     The following is a statement of the designations, powers, privileges and rights, and the qualifications, limitations and restrictions, in respect of each class of capital stock of the Corporation.

A.   PREFERRED STOCK.
     ---------------

     1.   Terms Applicable to Preferred Stock.
          -----------------------------------

          1.1  Dividends.
               ---------

               (a) The Corporation will pay preferential dividends to the holders of the Preferred Stock as provided in this Section 1.1. Dividends on each outstanding share of Preferred Stock will accrue cumulatively on a daily basis during each fiscal quarter of the Corporation at a rate of ten percent (10%) per annum on the Liquidation Value (as defined in Section 1.2 below) thereof, and, if declared by the Board of Directors, will be payable in cash on the last day of each fiscal quarter.

               (b) Dividends on each share of Preferred Stock will accrue from and including the date of issuance of such share to and including the date on which the Liquidation Value (plus all then accrued but unpaid dividends thereon) of such share is paid, whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any shares of Preferred Stock will be deemed to be its "date of issuance", regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share.

               (c) If at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Preferred Stock, such payment will be distributed ratably among the holders of the Preferred Stock based upon the aggregate accrued but unpaid dividends on the shares of Preferred Stock held by each such holder.

          1.2  Liquidation.
               -----------

               (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (each such event being hereafter referred to as a "Liquidation"), the holders of Preferred Stock will be entitled to be paid, before any payment shall be made to the holders of Junior Stock, an amount in cash equal to $100 per shares of Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination of other similar recapitalization affecting the Preferred Stock (as so adjusted, the "Liquidation Value"), plus all then accrued and unpaid dividends to the date of payment, and the holders of Preferred Stock will not be entitled to any further payment. If, upon any Liquidation, the Corporation's assets to be distributed among the holders of the Preferred Stock are insufficient to permit payment to such holders of the full amount to which they are entitled hereunder, then the entire assets to be distributed will be distributed ratably among such holders based upon the then aggregate Liquidation Value (plus all then accrued but unpaid dividends) of the Preferred Stock held by each such holder.

                (b) After the payment of all preferential amounts required to be paid to the holders of Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Preferred Stock, the holders of Junior Stock then outstanding shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders.

          1.3  Voting Rights.
               -------------

               (a) Except as otherwise required by law or as set forth below in
          Section 1.3(b), the Preferred Stock will have no right to vote on any matter submitted to stockholders of the Corporate for vote, consent or approval.

               (b) The Corporation will not amend, alter or repeal the preferences, special rights or other powers of the Preferred Stock so as to affect adversely the Preferred Stock without the written consent or affirmative vote of the holders of at least two-thirds (2/3) of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the increase in the number of authorized shares of Preferred Stock or the authorization or issuance of any series of preferred stock with either preference or priority over the Preferred Stock or parity with the Preferred Stock as to the right to receive either dividends or amounts distributable upon a Liquidation of the Corporation shall be deemed to affect adversely the Preferred Stock.

          1.4  Redemptions.
               -----------

               (a) Mandatory Redemption. The holders of the shares of Preferred Stock shall be entitled to have such Preferred Stock redeemed or repurchased by the Corporation as provided herein. The Corporation will, on the first to occur of a Redemption Event and December 31, 2007, redeem all of the Preferred Stock then outstanding at a price per share equal to the Liquidation Value thereof (plus all then accrued but unpaid dividends thereon), unless, (i) in the case of any Redemption Event, the holders of two-thirds (2/3) of the then outstanding shares of Preferred Stock advise the Corporation in writing that they do not wish to be redeemed in connection with such Redemption Event, in which case none of the Preferred Stock shall be redeemed by the Company in connection with such Redemption Event and
          (ii) in any case, any of the Corporation's 11% Senior Notes due 2007 remain outstanding, in which case the date of redemption shall be postponed until the 91st day after the last of the Corporation's 11% Senior Notes due 2007 have been retired or such earlier date that the redemption is permitted under the Indenture governing the

          Corporations 11% Senior Notes due 2007. The Corporation will mail written notice of a redemption pursuant to this Section 1.4(a) to each record holder of Preferred Stock not more than sixty (60) nor less than thirty (30) days prior to the date on which such redemption is to occur.

               (b) Redemption Price and Priority of Payment. For each share of Preferred Stock which is to be redeemed, the Corporation will be obligated on the applicable Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share of Preferred Stock), in immediately available funds, an amount equal to the Liquidation Value thereof (plus all then accrued but unpaid dividends thereon). If the funds of the Corporation legally available for redemption of shares of Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of shares of Preferred Stock ratably among the holders of such shares to be redeemed based upon the aggregate Liquidation Value of such shares (plus all then accrued but unpaid dividends thereon) held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date, but which it has not redeemed. In case fewer than the total number of shares of Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares will be issued to the holder thereof without cost to such holder within seven
          (7) business days after surrender of the certificate representing the redeemed shares of Preferred Stock.

               (c) Pro Rata Treatment of Preferred Stock. The number of shares of Preferred Stock to be redeemed from each holder thereof in redemptions hereunder will be the number of shares of Preferred Stock determined by multiplying the total number of shares of Preferred Stock to be redeemed by a fraction, the numerator of which will be the total number of shares of Preferred Stock then held by such holder and the denominator of which will be the total number of shares of Preferred Stock then outstanding. The Corporation shall not redeem, repurchase or otherwise acquire any Preferred

          Stock except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Preferred Stock on the basis of the aggregate Liquidation Value (plus all then accrued but unpaid dividends thereon) of shares of Preferred Stock owned by each such holder.

               (d) Dividends After Redemption Date. No share of Preferred Stock is entitled to any dividends accruing after the date on which the Liquidation Value (plus all then accrued but unpaid dividends thereon) of such share is paid. On such date all rights of the holder of such share of Preferred Stock will cease, and such share of Preferred Stock will be deemed not to be outstanding.

B.   COMMON STOCK.
     ------------

     1.   Terms Applicable in Common Stock.
          --------------------------------

          1.1  Dividends and Other Rights of Common Stock.
               ------------------------------------------

               (a) Except as specifically otherwise provided herein, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges. The Corporation shall not subdivide or combine any shares of Common Stock, or pay any dividend or retire any shares or make any other distribution on any share of Common Stock, or accord any other payment, benefit or preference to any share of Common Stock, except by extending such subdivision, combination, distribution, payment, benefit or preference equally to all shares of Common Stock.

               (b) The holders of Common Stock shall be entitled to dividends out of funds legally available therefor, when declared by the Board of Directors in respect of Common Stock, and, upon a Liquidation, to share ratably in the assets of the Corporation available for distribution to the holders of Common Stock.

          1.2  Voting Rights of Common Stock.
               -----------------------------

               (a) Except as otherwise provided by law, the holders of Common Stock shall have full voting rights and powers to vote on all matters submitted to stockholder of the Corporation for vote, consent or approval, and each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such holder.

C.   GENERAL.
     -------

     1.   Provisions of Common Applications.
          ---------------------------------

          1.1 Registration of Transfer. The Corporation will keep at its principal office or at the office of its legal counsel a register for the registration of Preferred Stock and all classes of Common Stock. Upon the surrender of any certificate representing Preferred Stock or Common Stock at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver a new certificate or certificates in exchange therefore representing in the aggregate the number of shares of Preferred Stock or Common Stock represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Preferred Stock or Common Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and, with respect to Preferred Stock, dividends will accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate. The issuance of new certificates will be made without charge to the holders of the surrendered certificate. The issuance of new certificates will be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance, unless such issuance is made in connection with a transfer of Preferred Stock or Common Stock, in which case the transferring holder will pay all taxes arising from such transfer.

          1.2 Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Preferred Stock or Common Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Preferred Stock or number of shares and class of Common Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and, with respect to Preferred Stock, dividends will accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

          1.3 Notices. Except as otherwise expressly provided, all notices referred to herein will be in writing and will be deemed properly delivered if either personally delivered or sent by overnight courier or telecopied or mailed certified or registered mail, return receipt requested, postage prepaid, to the recipient (a) in the case of any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder) and (b) in the case of the Corporation, at its principal office. Any such notice shall be effective
     (a) if delivered personally or by telecopier, when received, (b) if sent by overnight courier, when receipted for, and (c) if mailed, three (3) business days after being mailed as described above."

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Chief Executive Offier, this 5th day of November, 1997.

                                        ENI HOLDING CORP.


                                        By:/s/Fred C. Schulte
                                           --------------------------------
                                        Name:  Fred C. Schulte
                                        Title: Chief Executive Officer

                               ENI HOLDING CORP.

                           CERTIFICATE OF AMENDMENT
                                      TO
                         CERTIFICATE OF INCORPORATION


     ENI HOLDING CORP., a Delaware corporation (the "Corporation"), does hereby certify, pursuant to Section 241 of the General Corporation Law of the State of Delaware, that:

     FIRST: The Corporation has not received any payment for any of its stock.

     SECOND: Pursuant to Section 141(f) of the General Corporation Law of the State of Delaware and Section 3.17 of the Corporation's By-Laws, by written consent of the Board of Directors of the Corporation dated September 22, 1993, the Amendment to the Corporation's Certificate of Incorporation changing Article Fourth of the Certificate of Incorporation and referred to in the following resolutions was duly adopted:

     RESOLVED:  That it is deemed advisable and in the best interest of the
                Corporation to amend Article Fourth of its Certificate of Incorporation to read as set forth in Annex A, attached hereto.

     RESOLVED:  That the Corporation be and it hereby is authorized and directed to amend its Certificate of Incorporation as set forth in the foregoing resolution, and that the appropriate officers of the Corporation be and they hereby are authorized and directed to execute and deliver any and all documents or certificates deemed necessary to effectuate the proposed amendment outlined above, including a Certificate of Amendment to the Certificate of Incorporation for filing with the Delaware Secretary of State.

     Accordingly, Article Fourth of the Certificate of Incorporation of the Corporation is hereby amended to read as set forth in Annex A, attached hereto.

     IN WITNESS WHEREOF, ENI Holding Corp. has caused this Certificate of Amendment to its Certificate of Incorporation to be executed by Michael F. Gilligan, its President, and attested by T. Brook Parker, its Secretary, this 22nd day of September, 1993.


                                         ENI HOLDING CORP.

                                         By: /s/ Michael F. Gilligan
                                             ------------------------------
                                                 Michael F. Gilligan
                                                 President

Attest:

By: /s/ T. Brook Parker
    --------------------------
        T. Brook Parker
        Secretary

[Attachment: Annex A]

                                                                         Annex A



                   AMENDMENT TO CERTIFICATE OF INCORPORATION

                                      OF

                               ENI HOLDING CORP.

                                * * * * * * * *

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 607,703, consisting solely of:

     550,000 shares of preferred stock, $1.00 par value per share (the "Preferred Stock");

     23,678 shares of Class A Voting Common Stock, $0.01 par value per share (the "Class A Common Stock");

     23,678 shares of Class B Non-Voting Common Stock, $0.01 par value per share (the "Class B Common Stock"); and

     10,347 shares of Class C Voting Common Stock, $0.01 par value per share (the "Class C Common Stock").

     As used in this Article Fourth:

     "Common Stock" means, collectively, the Class A Common Stock, Class B Common Stock and Class C Common Stock.

     "Default Period" has the meaning set forth in Part B, Section 1.2(c)(i) of this Article Fourth.

     "Dividend Payment Date" has the meaning set forth in Part A, Section 1.1(a) of this Article Fourth.

     "Family Members" means, as applied to any individual, any parent, spouse, child, spouse of a child, brother or sister of the individual, and any trust or partnership created for the benefit of one or more of such Persons and controlled by such Person and each custodian of a property of one or more such Persons to whom any such Person has transferred any Common Stock.

     "Junior Stock" has the meaning set forth in Part A, Section 1.1(b) of this Article Fourth.

     "Liquidation" has the meaning set forth in Part A, Section 1.2(a) of this Article Fourth.

     "Liquidation Value" has the meaning set forth in Part A, Section 1.2(a) of this Article Fourth.

     "Mandatory Redemption Date" as to any share of Preferred Stock, means the mandatory redemption date for such share of Preferred Stock specified in Part A,
Section 1.4(a) of this Article Fourth.

     "Person" means an individual, partnership, corporation, association, trust, joint venture, unincorporated organization, or any government, governmental department or agency or political subdivision thereof.

     "Qualified Public Offering" has the meaning set forth in Part B, Section 2(d) of this Article Fourth.

     "Redemption Date" has the meaning set forth in Part A, Section 1.4(b) of this Article Fourth.

     "Redemption Event" means either (a) the occurrence of any Special Event of Default if the Significant Holders (or the Majority Holders of Preferred Shares (as defined in the Securities Purchase Agreement) pursuant to Section 18.2 of the Securities Purchase Agreement) elect to have outstanding Preferred Shares redeemed pursuant to Section 8.2 (b)(iii) of the Securities Purchase Agreement, or (b) the occurrence of any liquidation, merger, or consolidation of the Corporation or sale of the majority of the Corporation's assets or any other similar corporate actions pursuant to which any holder of Common Stock (or the Corporation) receives cash, securities or other property or any transaction in which the Corporation is acquired by purchase of a majority of its Common Stock, or (c) the occurrence of any public offering of Common Stock under the Securities Act of 1933, as amended.

     "SBA" has the meaning is set forth in Part B, Section 1.2(c)(i) of this Article Fourth.

     "SBIC Plan" has the meaning set forth in Part B, Section 1.2(c)(i) of this Article Fourth.

     "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of September 23, 1993, between the Corporation and certain investors, as the same may be amended, restated, modified or supplemented and in effect from time to time.

     "Significant Holders of Common Shares" has the meaning specified in the Securities Purchase Agreement.

     "Significant Holders of Preferred Shares" has the meaning specified in the Securities Purchase Agreement.

     "Special Event of Default" means the occurrence of any "Special Event of Default" as defined in Section 8.2(b) of the Securities Purchase Agreement.

     "Special Rights Notice" has the meaning set forth in Part B, Section 1.2(c)(i) of this Article Fourth.

     "Stockholders Agreement" means the Stockholders Agreement, dated as of September 23, 1993, among the Corporation and its stockholders as the same may be amended, restated, modified or supplemented and in effect from time to time in accordance with the terms of the Securities Purchase Agreement.

     "Subsidiary" means any Person of which the Corporation or other specified Person now or hereafter shall at the time own directly or indirectly through a Subsidiary at least a majority of the outstanding capital stock (or other shares of beneficial interest) ordinarily entitled to vote for the election of such Person's directors (or, in the case of a Person that is not a corporation, for those Persons exercising functions similar to directors of a corporation).

     "Warrants" means the Class B Common Stock Warrants issued by the Corporation pursuant to the Senior Subordinated Note Purchase Agreement, dated as of September 23, 1993.

     The following is a statement of the designations, powers, privileges and rights, and the qualifications, limitations and restrictions, in respect of each class of capital stock of the Corporation.

A.   PREFERRED STOCK.

1.   Terms Applicable to Preferred Stock.

     1.1  Dividends.

     (a) The Corporation will pay preferential dividends to the holders of the Preferred Stock as provided in this

Section 1.1. Dividends on each outstanding share of Preferred Stock will accrue cumulatively on a daily basis during each fiscal quarter of the Corporation at the rate of ten percent (10%) per annum on the Liquidation Value (as defined in Section 1.2 below) thereof, and will be payable in cash on the last day of each fiscal quarter (each such date, a "Dividend Payment Date"). In the event that any dividends accrued during any fiscal quarter ending after December 31, 1998, are not paid in cash on the Dividend Payment Date with respect thereto, or, in the case of any Dividend Payment Date that is not a business day, on the next succeeding business day, the dividend rate on each share of Preferred Stock shall be increased to the rate of twelve percent (12%) per annum until such time as such dividends shall have been declared and paid as provided herein.

     (b) Dividends on each share of Preferred Stock will accrue from and including the date of issuance of such share to and including the date on which the Liquidation Value (plus all then accrued but unpaid dividends thereon) of such share is paid, whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any share of Preferred Stock will be deemed to be its "date of issuance", regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share. Except for repurchasing of shares of Common Stock pursuant to Section 9 of the Securities Purchase Agreement, repurchases of any Warrants in accordance with Sections 13 or 14 thereof, or repurchases or redemptions of shares of Common Stock from any former employee of the Corporation or such employee's Family Members upon or after termination of such employee's Family Members upon or after termination of such employee's employment, no dividends or other distributions will be paid, declared or set apart with respect to the Common Stock or any other shares of capital stock of the Corporation ranking on liquidation junior to the Preferred Stock (together with the Common Stock, "Junior Stock") without the prior written consent of the holders of two-thirds (2/3) of the outstanding shares of Preferred Stock, unless all accrued but unpaid dividends on the Preferred Stock shall have been paid.

     (c) If at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Preferred Stock, such payment will be distributed ratably among the holders of the Preferred Stock based upon the aggregate accrued but unpaid dividends on the shares of Preferred Stock held by each such holder.

     1.2  Liquidation.

     (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (each such event being hereafter referred to as a "Liquidation"), the holders of Preferred Stock will be entitled to be paid, before any payment shall be made to the holders of Junior Stock, an amount in cash equal to $100 per share of Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Preferred Stock (as so adjusted, the "Liquidation Value"), plus all then accrued and unpaid dividends to the date of payment, and the holders of Preferred Stock will not be entitled to any further payment. If, upon any Liquidation, the Corporation's assets to be distributed among the holders of the Preferred Stock are insufficient to permit payment to such holders of the full amount to which they are entitled hereunder, then the entire assets to be distributed will be distributed ratably among such holders based upon the then aggregate Liquidation Value (plus all then accrued but unpaid dividends) of the Preferred Stock held by each such holder.

     (b) After the payment of all preferential amounts required to be paid to the holders of Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Preferred Stock, the holders of Junior Stock then outstanding shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders.

     1.3  Voting Rights.

     (a) Except as otherwise required by law or as set forth below in Section 1.3(b), the Preferred Stock will have no right to vote on any matter submitted to stockholders of the Corporation for vote, consent or approval.

     (b) The Corporation will not amend, alter or repeal the preferences, special rights or other powers of the Preferred Stock so as to affect adversely the Preferred Stock without the written consent or affirmative vote of the holders of at least two-thirds (2/3) of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the increase in the number of authorized shares of Preferred Stock or the authorization or issuance of any series of preferred stock with either preference or priority over the Preferred Stock or parity with the Preferred Stock as to the right to receive either dividends or amounts distributable upon a Liquidation of the Corporation shall be deemed to affect adversely the Preferred Stock.

     1.4  Redemptions.

     (a) Mandatory Redemption. The holders of the shares of Preferred Stock shall be entitled to have such Preferred Stock redeemed or repurchased by the Corporation as provided herein or in the Securities Purchase Agreement. The Corporation will, on the first to occur of (i) a Redemption Event and (ii) December 31, 2001, redeem all of the Preferred Stock then outstanding at a price per share equal to the Liquidation Value thereof (plus all then accrued but unpaid dividends thereon), unless, in the case of any Redemption Event, the holders of two-thirds (2/3) of the then outstanding shares of Preferred Stock advise the Corporation in writing that they do not wish to be redeemed in connection with such Redemption Event in which case none of the Preferred Stock shall be redeemed by the Company in connection with such Redemption Event. The Corporation will mail written notice of a redemption pursuant to this Section 1.4(a) to each record holder of Preferred Stock not more than sixty (60) nor less then thirty (30) days prior to the date on which such redemption is to occur. If any share of Preferred Stock is not redeemed on the date scheduled for redemption pursuant to this Section 1.4(a) (other than because of the election by the holders of two-thirds (2/3) of the then outstanding shares of Preferred Stock not to be redeemed), the dividend rate applicable to such share shall be increased to twelve percent (12%) per annum, compounded quarterly, accruing from such scheduled redemption date to the date on which such share actually shall be redeemed.

     (b) Optional Redemption. The Corporation may at its option at any time by giving written notice as provided below redeem all or any portion of the Preferred Stock then outstanding at a price per share equal to the Liquidation Value thereof (plus all then accrued but unpaid dividends thereon). In order to effect such an optional redemption, the Corporation shall mail written notice of such redemption pursuant to this Section 1.4(b) to each record holder of Preferred Stock not more than sixty (60) nor less than thirty (30) days prior to the date on which such redemption is to occur (with the date selected by the Corporation for redemption and the total number of shares of Preferred Stock to be redeemed to be set forth in such notice). Any Mandatory Redemption Date and any optional redemption date pursuant to this Section 1.4(b) are collectively referred to as "Redemption Dates".

     (c) Redemption Price and Priority of Payment. For each share of Preferred Stock which is to be redeemed, the Corporation will be obligated on the applicable Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share of Preferred Stock), in immediately available funds, an amount equal to the Liquidation Value thereof (plus all then accrued but unpaid dividends thereon). If the funds of the Corporation legally available for redemption of shares of Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of shares of Preferred Stock ratably among the holders of such shares to be redeemed based upon the aggregate Liquidation Value of such shares (plus all then accrued but unpaid dividends thereon) held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date, but which it has not redeemed. In case fewer than the total number of shares of Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares will be issued to the holder thereof without cost to such holder within seven (7) business days after surrender of the certificate representing the redeemed shares of Preferred Stock.

     (d) Pro Rata Treatment of Preferred Stock. The number of shares of Preferred Stock to be redeemed from each holder thereof in redemptions hereunder will be the number of shares of Preferred Stock determined by multiplying the total number of shares of Preferred Stock to be redeemed by a fraction, the numerator of which will be the total number of shares of Preferred Stock then held by such holder and the denominator of which will be the total number of shares of Preferred Stock then outstanding. The Corporation shall not redeem, repurchase or otherwise acquire any Preferred Stock except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Preferred Stock on the basis of the aggregate Liquidation Value (plus all then accrued but unpaid dividends thereon) of shares of Preferred Stock owned by each such holder.

     (e) Dividends after Redemption Date. No share of Preferred Stock is entitled to any dividends accruing after the date on which the Liquidation Value (plus all then accrued but unpaid dividends thereon) of such share is paid. On such date all rights of the holder of such share of Preferred Stock will cease, and such share of Preferred Stock will be deemed not to be outstanding.

     (f) Payments on Junior Stock. If and so long as there are any shares of Preferred Stock outstanding which the Corporation has become obligated to redeem pursuant to this Section 1.4, until the Corporation has redeemed all such shares of Preferred Stock, the Corporation shall not redeem, repurchase or otherwise acquire for value, or declare or pay and dividend or distribution on or with respect to, any Junior Stock.

B.   COMMON STOCK.

1.   Terms Applicable to Common Stock.

     1.1  Dividend and Other Rights of Common Stock.

     (a) Except as specifically otherwise provided herein, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges. The Corporation shall not subdivide or combine any shares of Common Stock, or pay any dividend or retire any share or make any other distribution on any share of Common Stock, or accord any other payment, benefit or preference to any share of Common Stock, except by extending such subdivision, combination, distribution, payment, benefit or preference equally to all shares of Common Stock. If dividends are declared which are payable in shares of Common Stock, such dividends shall be payable in shares of Class A Common Stock to holders of Class A Common Stock, in shares of Class B Common Stock to holders of Class B Common Stock, and in shares of Class C Common Stock to holders of Class C Common Stock.

     (b) The holders of Common Stock shall be entitled to dividends out of funds legally available therefor, when declared by the Board of Directors in respect of Common Stock, and, upon a Liquidation, to share ratably in the assets of the Corporation available for distribution to the holders of Common Stock.

     1.2  Voting Rights of Common Stock.

     (a) Except as otherwise provided by law, the holders of Class A Common Stock shall have full voting rights and powers to vote on all matters submitted to stockholders of the Corporation for vote, consent or approval, and each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held of record by such holder. Except as otherwise provided by law, the holders of Class C Common Stock shall have full voting rights and powers to vote on all matters submitted to stockholders of the Corporation for vote, consent or approval. Except as provided in Section 1.2(c) below, each holder of Class C Common Stock shall be entitled to one vote for each share of Class C Common Stock held of record by such holder, and holders of Class A Common Stock and Class C Common Stock shall vote together as a single class.

     (b) Except as otherwise provided by law, the holders of Class B Common Stock shall have no right to vote on any matter submitted to stockholders of the Corporation for vote, consent or approval, and the Class B Common Stock shall not be included in determining the number of shares voting or entitled to vote on such matters.

     (c) (i) So long as any Special Event of Default shall have occurred and be continuing, the holders of not less than two-thirds (2/3) of the then outstanding shares of Class C Common Stock shall be entitled to deliver a written notice to the Corporation at its principal office stating that a Special Event of Default has occurred and its continuing and specifying the nature of such default (a "Special Rights Notice"), which Special Rights Notice, in the event any of the holders delivering the Special Rights Notice is a Small Business Investment Company, as defined in the Small Business Investment Act of 1958, as amended, and in the event required by such Act, shall be accompanied by a written plan (an "SBIC Plan") prepared for the purpose of complying with the requirements of 13 CFR 107.801(d) (or any successor rule or regulation promulgated by the Small Business Administration (the "SBA") pursuant to the Small Business Investment Act of 1958, as amended) to be filed with the SBA and with the records of the Corporation, as provided in such regulation or any successor rule or regulation. Upon delivery of a Special Rights Notice and during that period (a "Default Period") commencing on delivery to the Corporation at its principal office of such Special Rights Notice and ending on the first to occur of (a) the last day of the second full fiscal quarter of the Corporation thereafter during which no Special Event of

Default exists, (b) the seventh anniversary of delivery of a Special Rights Notice, or (c) the date on which the holders of at least two-thirds (2/3) of the then outstanding shares of Class C Common Stock notify the Corporation in writing that they are terminating such Default Period, each holder of Class C Common Stock shall be entitled to have 1,000 votes for each share of Class C Common Stock held of record by such holder. During a Default Period, the holders of Class C Common Stock shall be entitled to the rights with respect to the election of directors set forth in Section 1.2(c)(ii) below and shall be entitled to vote with the holders of Class A Common Stock, voting together as a single class, on all matters, other than the election or removal of directors, submitted to stockholders of the Corporation for vote, consent or approval, but no such note shall be effective unless it also receives the approval of the holders of not less than two-thirds (2/3) of the outstanding shares of Class C Common Stock, voting separately as a class. Within ten (10) days after any delivery of a Special Rights Notice, the Board of Directors shall call a special meeting of stockholders for the removal and subsequent election of directors (and if such Special Rights Notice is accompanied by an SBIC Plan, the approval of the SBIC Plan) to be held upon not less than fifteen (15) nor more than thirty (30) days' notice to such holders. If such notice of meeting is not given within the ten (10) days required above, those holders of Class C Common Stock delivering the Special Rights Notice may also call such meeting and shall have access to the stock books and records of the Corporation for such purpose. At any meeting so called or at any other meeting held (or consent action taken) during a Default Period, holders of Class C Common Stock shall be entitled to the number of votes per share provided in this Section 1.2(c)(i). At any such meeting during a Default Period, the holders of a majority of the aggregate number of the then outstanding shares of Class A Common Stock and Class C
Common Stock, taken together as a single class, whether present in person or by proxy, shall be sufficient to constitute a quorum.

     (ii) At any meeting of stockholders for the purpose of election of directors called as provided in Section 1.2(c)(i) above, holders of a majority of the outstanding Class C Common Stock, voting together as a separate class, shall be entitled to (A) remove the entire Board of Directors without cause, (B) increase or decrease the size of the Board of Directors and (C) elect the smallest number of directors to the Board of Directors that shall constitute a majority of the authorized number of directors on the Board of Directors. In each such election, holders of

Class C Common Stock shall vote together as a separate class and not with holders of Class A Common Stock; and holders of Class A Common Stock, voting as a separate class, shall be entitled to elect the remaining members of the Board of Directors. Upon the removal of the then directors and the election by holders of Class C Common Stock and Class A Common Stock, each voting as a separate class, of the respective directors they are entitled to elect as provided above, the terms of office of all persons who were previously directors of the Corporation shall immediately terminate.

     (iii) In case of any vacancy in the office of any director occurring among the directors elected by holders of Class C Common Stock pursuant to the provisions of the foregoing paragraph (ii), the remaining directors elected by holders of Class C Common Stock, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may, if permitted by law and subject to the provisions of paragraph (ii) above, elect a successor or successors to hold office for the unexpired terms of the director or directors whose place or places shall be vacant. Any director who shall have been elected by holders of Class C Common Stock (or by any directors so elected by directors elected by the holders of Class C Common Stock as provided in this paragraph
(iii)) may be removed during his or her term of office, either with or without cause, by, and only by, the affirmative vote of holders of Class C Common Stock voting as a separate class given at a special meeting of such stockholders duly called for that purpose.

     (iv) In the case of any vacancy in the office of any director occurring among the directors elected by holders of Class A Common Stock pursuant to the provision of the foregoing paragraph (ii), the remaining directors elected by holders of Class A Common Stock, by affirmative vote of a majority thereof, or the remaining director so elected if there by but one, may, if permitted by law and subject to the provisions of paragraph (ii) above, elect a successor or successors to hold office for the unexpired terms of the director or directors whose place or places shall be vacant. Any director who shall have been elected by holders of Class A Common Stock (or by any directors so elected by directors elected by the holders of Class A Common Stock as provided in this paragraph
(iv)) may be removed during his or her term of office, either with or without cause, by, and only by, the affirmative vote of holders of Class A Common Stock voting as a separate class given at a special meeting of such stockholders duly called for that purpose.

     (v) The provisions of paragraphs (i), (ii), (iii) or the first sentence of paragraph (v) of this Section 1.2(c) shall not be amended, modified or waived without the written consent of affirmative vote of the holders of at least two-thirds (2/3) of the then outstanding shares of Class C Common Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. The provisions of paragraph (iv) and the second sentence of paragraph (v) of this Section 1.2(c) shall not be amended, modified or waived without the written consent or affirmative vote of the holders of at least two-thirds (2/3) of the then outstanding shares of Class A Common Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

     (vi) The provisions of paragraphs (iv) and (v) above are subject to any applicable voting agreements contained in Sections 3.2 and 5 of the Stockholders Agreement.

2. Conversion.

     (a) Conversion of Class B Common Stock. Subject to and upon compliance with the provisions of this Section, each record holder of Class B Common Stock shall be entitled at any time and from time to time to convert any and all of the shares of Class B Common Stock held by it into the same number of shares of Class A Common Stock.

     (b) Conversion of Class A Common Stock. Subject to and upon compliance with the provisions of this Section, each record holder of Class A Common Stock is entitled at any time and from time to time to convert any or all of the shares of Class A Common Stock held by it into the same number of shares of Class B Common Stock.

     (c) Conversion of Class C Common Stock. Subject to and upon compliance with the provisions of this Section, each record holder of Class C Common Stock is entitled at any time and from time to time to convert any or all of the shares of Class C Common Stock held by it into the same number of shares of Class B Common Stock.

     (d) Automatic Conversion. All shares of Class C Common Stock then issued and outstanding shall be converted, without any further action by the holders thereof, into shares of Class A Common Stock upon the earlier of (i) the date on which there are no longer any Significant Holders of Common Shares under the Securities Purchase Agreement, or (ii) the closing of the first underwritten public offering pursuant to an effective registration statement under the

Securities Act of 1933, as amended, covering the offer and sale of shares of Common Stock in which not less than $25,000,000 of gross proceeds from such public offering (before deduction of underwriters' commissions and registration expenses) shall be received by the Corporation for the account of the Corporation (a "Qualified Public Offering").

     (e) Conversion Procedure.

          (i) Each conversion of shares of Class A Common Stock, shares of Class B Common Stock or shares of Class C Common Stock will be effected by the surrender to the Corporation of the certificate or certificates representing the shares to be converted, duly endorsed or assigned in blank, with signatures guaranteed if reasonably requested by the Corporation, at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate in writing to the holder or holders of the Common Stock) at any time during its usual business hours, and by the giving of written notice (except in the case of an automatic conversion pursuant to Section 2(d) above) by the holder of such Class A Common Stock, Class B Common Stock or Class C Common Stock stating that such holder desires to convert all or a stated number of the shares of Class B Common Stock represented by such certificate or certificates into Class A Common Stock or to convert all or a stated number of the shares of Class A Common Stock or Class C Common Stock represented by such certificate or certificates into Class B Common Stock, which notice will also state the name or names (with addresses) and denominations in which the certificate or certificates for the Class A Common Stock or Class B Common Stock, as the case may be, will be issued and will include instructions for delivery thereof.

          (ii) Promptly after such surrender and the receipt of such written notice and statement, the Corporation will issue and deliver in accordance with such instructions the certificate or certificates for the Class A Common Stock or Class B Common Stock issuable upon such conversion. In addition, the Corporation will deliver to the converting holder a certificate representing any portion of the shares of Class A Common Stock, Class B Common Stock or Class C Common Stock which had been represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted. Such conversion, to the extent permitted by law, will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered in accordance herewith and such notice has been received, and at such time the rights of the holder of such Class A Common Stock, Class B Common Stock or Class C Common Stock, as the case may be (or specified portion thereof), as such holder will cease, and the person or persons in whose name or names the certificate or certificates for shares of Class A Common Stock or Class B Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Class A Common Stock or Class B Common Stock represented thereby.

          (iii) The Corporation will at all times (A) reserve and keep available out of its authorized but unissued shares of Class A Common Stock or its treasury shares of Class A Common Stock, solely for the purpose of issuance upon the conversion of the Class B Common Stock as provided in this Section, such number of shares of Class A Common Stock as are then issuable upon the conversion of all shares of Class B Common Stock either then outstanding or then issuable upon conversion into Class B Common Stock of all Class C Common Stock then outstanding, and (B) reserve and keep available out of its authorized but unissued shares of Class B Common Stock or its treasury shares of Class B Common Stock, solely for the purpose of issuance upon conversion of the Class A Common Stock and Class C Common Stock as provided in this Section, such number of shares of Class B Common Stock as are then issuable upon conversion of all then outstanding shares of Class A Common Stock and Class C Common Stock into shares of Class B Common Stock hereunder. Notwithstanding the foregoing, if, at any time, there shall be an insufficient number of authorized or treasury shares of Class A Common Stock available for issuance upon conversion of Class B Common Stock, or an insufficient number of authorized or treasury shares of Class B Common Stock available for issuance upon conversion of Class A Common Stock or Class C Common Stock, the Corporation will take all action necessary to propose and recommend to the stockholders of the Corporation that this Certificate of Incorporation be amended to authorize additional shares in an amount sufficient to provide adequate reserves of shares for issuance upon such conversion, including the diligent solicitation of votes and proxies to vote in favor of such an amendment. All shares of Class A Common Stock and Class B Common Stock which are issuable upon conversion hereunder will, when issued, be duly and validly issued, fully paid and nonassessable.

          (iv) The issuance of certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock (and Class A Common Stock upon automatic conversion of Class C Common Stock) and for shares of Class B Common Stock upon conversion of shares of Class A Common Stock and Class C Common Stock will be made without charge to any original holder of any shares of Common Stock for any issuance tax in respect thereof, or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Common Stock or Class B Common Stock; provided, that the Corporation will not be required to pay any such taxes or costs which may be payable in respect of any such conversion by any other person or in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the registered holder of the shares converted.

C. PROVISIONS OF COMMON APPLICATION.

     1.1 Registration of Transfer. The Corporation will keep at its principal office or at the office of its legal counsel a register for the registration of Preferred Stock and all classes of Common Stock. Upon the surrender of any certificate representing Preferred Stock or Common Stock at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Preferred Stock or Common Stock represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Preferred Stock or Common Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and, with respect to Preferred Stock, dividends will accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate. The issuance of new certificates will be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance, unless such issuance is made in connection with a transfer of Preferred Stock or Common Stock, in which case the transferring holder will pay all taxes arising from such transfer.

     1.2 Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Preferred Stock or Common Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Preferred Stock or number of shares and class of Common Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and, with respect to Preferred Stock, dividends will accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     1.3 Notices. Except as otherwise expressly provided, all notices referred to herein will be in writing and will be deemed properly delivered if either personally delivered or sent by overnight courier or telecopied or mailed certified or registered mail, return receipt requested, postage prepaid, to the recipient (a) in the case of any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder) and (b) in the case of the Corporation, at its principal office. Any such notice shall be effective (a) if delivered personally or by telecopier, when received, (b) if sent by overnight courier, when receipted for, and (c) if mailed, three (3) days after being mailed as described above.

                         CERTIFICATE OF INCORPORATION

                                      OF

                               ENI HOLDING CORP.


     FIRST:  The name of the corporation is:

                               ENI Holding Corp.

     SECOND: The address of its registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of capital stock which the corporation shall have authority to issue is Three Thousand (3,000), and the par value of each of such shares is the One Cent ($0.01), amounting in the aggregate to Thirty Dollars ($30.00) of capital stock.

     FIFTH: The name and mailing address of the sole incorporator is as follows:

     NAME                        MAILING ADDRESS
     ----                        ---------------
     Pamela A. Stiglitz          c/o Bingham, Dana & Gould
                                 150 Federal Street
                                 Boston, Massachusetts 02110

     SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation and for defining and regulating the powers of the corporation and its directors and stockholders and are in furtherance and not in limitation of the powers conferred upon the corporation by statute:

          (a) The election of directors need not be by written ballot.

          (b) The Board of Directors shall have the power and authority:

               (1) to adopt, amend or repeal bylaws of the corporation, subject only to such limitation, if any, as may be from time to time imposed by law or by the bylaws; and

               (2) to the full extent permitted or not prohibited by law, and without the consent of or other action by the stockholders, to authorize or create mortgages, pledges or other liens or encumbrances upon any or all of the assets, real, personal or mixed, and franchises of the corporation, including after-acquired property, and to exercise all of the powers of the corporation in connection therewith; and

               (3) subject to any provision of the bylaws, to determine whether, to what extent, at what times and places and under what conditions and regulations the accounts, books and papers of the corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or paper of the corporation except as conferred by statute or authorized by the bylaws or by the Board of Directors.

     SEVENTH: No director of the corporation shall be personally liable to the corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this Article Seventh shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of Title 8 of the Delaware Code, or (d) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

     THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand this 10th day of September, 1993.



                                       Pamela A. Stiglitz
                                       -------------------------
                                       Pamela A. Stiglitz